Exhibit 99.1

China Gengsheng Minerals, Inc. Reports 48% Increase of
Net Income to $2.3 Million for Second Quarter 2008

- Q2 Sales Grew 43.4% to $14.3 Million -

- Q2 Gross Margin 38.0%, Net Margin 16.1% -

- Company Reaffirms 2008 Net Income Guidance of $13.5 Million -

- Teleconference to Be Held Thursday, August 14, at 8:00 a.m. EDT -

(All figures are in U.S. dollars)

Gongyi, China, August 13, 2008 – China Gengsheng Minerals, Inc. (OTCBB: CHGS) (“Gengsheng” or “the Company”), a materials technology company in China with products capable of withstanding high temperature, saving energy and boosting productivity in certain industries such as steel and oil, today announced its net income was $2.3 million, or $0.10 diluted earnings per share, for the second quarter ended June 30, 2008. For the first six months of 2008, net income was $3.5 million, or $0.15 diluted earnings per share.

Second Quarter 2008 Highlights

•

Total sales grew 43.4% from second quarter 2007 to $14.3 million;

•

Sales of fracture proppants increased 143.3% from first quarter 2008 to $1.5 million;

•

Gross margin was 38.0%, vs. 38.7% in second quarter 2007 and 37.0% in first quarter 2008;

•

Net income rose 48.1% from second quarter 2007 to $2.3 million; diluted earnings per share were $0.10, compared with $0.07 in second period 2007.

Six Months 2008 Highlights

•

Total sales grew 29.4% from the first six months of 2007 to $24.0 million;

•

Gross margin was 37.6%, vs. 39.0% in same period 2007;

•

Net cash inflow from operating activities was $4.3 million, compared with an outflow of $2.1 million in same period 2007;

•

Net income increased 24.2% from same period 2007 to $3.5 million; diluted earnings per share were $0.15, compared with $0.14 in same period 2007.

Outlook

•

The Company reaffirmed its net income guidance of $13.5 million for 2008;

•

Commercial production for the fine precision abrasive products is expected to start on schedule by October 2008.

“Gengsheng’s strong results in the second quarter reflected our strategy to grow sales to the booming oil industry in an environment of rising commodity prices and at the same time improve our cash flow to generate more working capital and future sales,” said Mr. Shunqing Zhang, Chairman, President and CEO of Gengsheng. “And thanks to our successful integration following the acquisition of the brown fused alumina manufacturer, Xinyu Abrasives Co., Ltd., our margins have seen some improvement on a sequential basis. Going forward, we expect our blended gross margin to continue to recover and eventually come in between 38% and 42% for the full year of 2008.”

Mr. Zhang continued, “With the expected timely introduction of the fine precision abrasive products, we are optimistic that our goal for this year is achievable. The abrasives have an estimated average selling price of over $3,600 per ton and gross margins of 50%-60%. Together with our newly acquired raw material producer Xinyu and the continuation of the robust proppant sales, the abrasives are expected to drive our bottom line to our target of $13.5 million this year.”

Second Quarter 2008 Financial Results

For the second quarter of 2008, total sales rose 43.4% to $14.3 million from same period 2007.

Sales contribution from the refractory products in the second quarter of 2008 was 85.5%, versus 93.5% in same period 2007; industrial ceramics, 4.2% versus 5.6% in same period 2007; and fracture proppants, 10.4% versus 1.0% in same period 2007, and versus 6.3% in the first quarter of 2008.

Gross profit rose 40.6% to $5.4 million from the second quarter of 2007. Gross margin was 38.0%, versus 38.7% in the second quarter of 2007 and 37.0% in the first quarter of 2008. The year-on-year decline in gross margin was primarily because of the generally rising costs for bauxite-based raw materials (one factor was the government’s policy to temporarily idle manufacturing facilities in conjunction with the Beijing Olympics), and increasing shipping expenses due to higher fuel prices. The Company’s gross margin, however, improved on a sequential basis because of the acquisition of a raw material producer in Guizhou Province, announced on June 18, 2008. The acquisition enabled the Company to gain stable access to the brown fused alumina, which accounts for about 18% of the Company’s total raw material costs.

Selling expenses increased 27.2% to $1.6 million from the same period of 2007, reflecting costs associated with rising sales, in particular shipping expenses. General and administrative expenses rose 62.7% to $1.0 million from the same period of 2007, mainly because of start-up costs in relation to the launch of the fine precision abrasives business segment, as well as fees paid to meet the requirements for a publicly traded Company.

The effective tax rate was 8.6%, compared with 13.8% in same period 2007.

Net income rose 48.1% to $2.3 million from the same period of 2007. Net margin rose to 16.1%, from 15.6% in the second quarter of 2007 and 12.4% in the first quarter of 2008. Diluted earnings per share increased to $0.10, from $0.07 in the same period of 2007.

Six Months 2008 Financial Results

For the first six months ended June 30, 2008, total sales rose 29.4% to $24.0 million from the same period of 2007.

Sales contribution from the refractory products in the first six months of 2008 was 87.4%, versus 93.1% in the same period of 2007; industrial ceramics, 3.9%, versus 6.4% in the same period of 2007; fracture proppants, 8.7%, versus 0.5% in the same period of 2007.

In the first six months of 2008, the Company signed a total of 14 new supply contracts with steel and oil companies in China, for durations of between one to two years and a total value of $11.6 million.

Also in the first six months of 2008, the Company gained price concessions of between 18%-20% from six of its 11 full-service customers in the steel industry. Full-service customers contributed 42.1% of total sales in the first six months of 2008, compared with 38.3% in 2007.

Gross profit for the first six months of 2008 rose 24.6% to $9.0 million from the same period of 2007. Gross margin was 37.6%, versus 39.0% in the same period of 2007. A general inflationary environment in China, as reflected in higher raw material and shipping costs, resulted in lower margin for the first half of 2008.

Selling expenses increased 21.3% to $3.0 million from the same period of 2007. General and administrative expenses rose 35.7% to $1.6 million from the same period of 2007.

The effective tax rate was 9.5%, compared with 13.3% in same period 2007.

Net income rose 24.2% to $3.5 million from the same period of 2007. Net margin was 14.6%, versus 15.2% in the same period of 2007. Diluted earnings per share rose to $0.15, from $0.14 in the same period of 2007.

The Company generated a positive net operating cash flow of $4.3 million in the first six months of 2008, compared with a net operating cash outflow of $2.1 million in the same period of 2007. Capital expenditures in the first six months of 2008 were $2.5 million, compared with $1.0 million in the same period of 2007.

As of June 30, 2008, the Company’s Days of Sales Outstanding (DSO) were 210 days, a slight improvement from 214 days as recorded at March 31, 2008.

As of June 30, 2008, the Company's total cash and cash equivalents were $931,986 compared to $2.8 million at March 31, 2008. Its net working capital was $27.8 million as of June 30, 2008, compared with $27.0 million at March 31, 2008.

Total shareholders' equity increased to $42.8 million as of June 30, 2008, from $39.6 million at March 31, 2008.

Total shares outstanding on a fully diluted basis were 24.2 million as of June 30, 2008.

Update on the Fracture Proppant Business

In the second quarter of 2008, the Company signed a total of five supply contracts for fracture proppants, to be delivered by the end of 2008, with a total value of $5.3 million.  These contracts were with major Chinese oil companies, including the wholly-owned subsidiaries of the three “Chinese Oil Majors”: China National Petroleum Corporation (“CNPC”), China National Offshore Oil Corporation (CNOOC) and China Petroleum and Chemical Corporation (“Sinopec”). Gengsheng was certified as a first-tier supplier of proppants to the three Chinese Oil Majors in late 2007.

Fracture proppants are a light, bauxite-based, grain-like material that has a round and smooth surface, and a quality of resisting high pressure and acid corrosion. It is used by drillers to release trapped pockets of oil and natural gas to enhance yields.

Acquisition of Xinyu Abrasives Co. Ltd.

On June 18, 2008, the Company announced it had signed a definitive agreement to acquire 100% of Qiandongnanzhou Xinyu Abrasives Co., Ltd. (''Xinyu''), located in Guizhou province in China, for $875,294 (RMB 6 million) in cash.

Xinyu is a medium-sized supplier of raw materials to refractory manufacturers. It specializes in the brown fused alumina, derived from fusing bauxite to obtain a higher concentration of alumina. The brown fused alumina is used to make high-strength abrasives and refractory products and accounts for 18% of the Company’s total raw material costs. The purchase of Xinyu, which has been subsequently renamed Gengsheng Shunda New Materials Co., Ltd. (“Shunda’), is expected to secure upstream self-sufficiency for Gengsheng's refractory and fine precision abrasive products.

The integration of Shunda was completed as of June 30, 2008, and Shunda’s financial results were accretive to the Company’s second quarter and six months results of 2008.

Update on the Fine Precision Abrasives Business

The Company is currently in the process of installing equipment for the production line for fine precision abrasives, with 20,000 metric tons in designed annual capacity planned for 2008. As of August 12, 2008, the Company was on track to launching commercial production by October 2008.

On July 28, 2008, the Company signed its first sales contract for abrasive with a Taiwan-based vendor. The term of the contract is five years, with 300-500 metric tons delivered each month. According to the contract, the customer will serve as Gengsheng's exclusive vendor in Taiwan. The Company is expecting to send the first shipment in October 2008.

The abrasives that the Company is supplying are made from silicon carbide (SiC). These are ultra-fine, high-strength pellets with uniform shape, and have applications in surface-polishing and slicing of precision instrument such as solar panels.

Conference Call

The Company will host a conference call, to be simultaneously Webcast, on Thursday, August 14, 2008, at 8:00 a.m. Eastern Daylight Time / 8:00 p.m. Beijing Time.  Interested parties may participate in the conference call by dialing +1-877-407-8035 (North America) or +1-201-689-8035 (International) 10 minutes before the call start time. A live Webcast of the conference call will be available on the English version of the Gengsheng Website at http://www.gengsheng.com.

A replay of the call will be available through Wednesday, August 20, 2008 at 11:59 p.m. Eastern Daylight Time. An archived Webcast of the conference call will be available on the Gengsheng Web site at http://www.gengsheng.com. Interested parties may access the replay by dialing +1-877-660-6853 (North America) or + 1-201-612-7415 (International) and entering account number 286 and conference ID number 292990.

About China Gengsheng Minerals, Inc.

China Gengsheng Minerals, Inc. (“Gengsheng”) develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, Gengsheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China’s Henan province, Gengsheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and in 11 other countries. Gengsheng conducts business through Gengsheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan Gengsheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd. and Henan Gengsheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Gengsheng Minerals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the Company’s ability to market its products and services internationally; the Company’s ability to meet its projected output for the term of the supply contracts; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:

Mr. Fulong Zheng

Investor Relations

China Gengsheng Minerals, Inc.

Tel:   +86-371-6405-9846

Email: gszfl@gengsheng.com

In the U.S.:

Valentine Ding

Investor Relations
Grayling Global
Tel:   +1-646-284-9412
Email: vding@hfgcg.com

- FINANCIAL TABLES TO FOLLOW -

China Gengsheng Minerals, Inc.

Consolidated Balance Sheets

(Amounts in U.S. Dollars)

	As of June 30,	As of March 31,
	2008	2008
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$931,986	$2,821,232
Restricted cash	1,604,900	285,600
Trade receivables	27,805,035	22,821,723
Bills receivable	617,157	1,677,900
Other receivables and prepayments	3,222,420	5,925,453
Advances to staff	1,403,322	1,220,531
Inventories	13,200,536	10,726,717
Deferred tax assets	5,886	5,761
Total current assets	48,791,242	45,484,917

Deposits for acquisition of property, plant and equipment	2,685,324	1,746,410
Deposits for acquisition of intangible asset-patented technology	583,600	556,920
Intangible asset-unpatented technology	805,839	357,000
Property, plant and equipment, net	10,191,845	9,132,266
Land use right	963,216	950,188

Total assets	64,021,066	58,227,701

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	5,986,917	6,440,540
Bills payable	3,209,800	571,200
Other payables and accrued expenses	5,817,562	4,147,000
Income taxes payable	585,606	524,483
Non-interest-bearing loans	335,570	342,720
Secured short-term bank loans	5,106,500	6,426,000
Total current liabilities	21,041,955	18,451,943

Deferred tax liabilities	-	-

Total liabilities	21,041,955	18,451,943

COMMITMENTS AND CONTINGENCIES	-	-

MINORITY INTERESTS	216,673	185,195

STOCKHOLDERS' EQUITY
Preferred stock - $0.001 par value 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock - $0.001 par value 100,000,000 shares authorized, 24,038,183 shares issued and outstanding	24,038	24,038
Additional paid-in capital	19,608,044	19,608,044
Statutory and other reserves	6,723,050	6,723,050
Accumulated other comprehensive income	4,397,482	3,539,505
Retained earnings	12,009,824	9,695,926

Total stockholders’ equity	42,762,438	39,590,563
Total liabilities and stockholders’ equity	64,021,066	58,227,701

China Gengsheng Minerals, Inc.

Consolidated Income Statement

(Amounts in U.S. Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Sales	$14,339,542	$9,997,961	$23,953,694	$18,518,103

Cost of goods sold	(8,894,020)	(6,126,025)	(14,949,615)	(11,289,483)
Gross profit	5,445,522	3,871,936	9,004,079	7,228,620

Operating expenses
General and administrative expenses	1,014,534	623,191	1,649,438	1,214,913
Amortization and depreciation	55,986	51,024	159,988	103,096
Selling expenses	1,595,971	1,253,873	2,962,487	2,441,739
Total operating expenses	2,666,491	1,928,088	4,771,913	3,759,748

Net operating income	2,779,031	1,943,848	4,232,166	3,468,872

Other income (expenses)
Government grant income	2,588	386	61,586	71,600
Interest income	744	3,179	2,946	5,268
Other income	11,178	(1,737)	35,766	691
Finance costs	(236,937)	(118,184)	(425,435)	(261,430)

Total other expenses	(222,427)	(116,356)	(325,137)	(183,871)

Income before income taxes and minority interests	2,556,604	1,827,492	3,907,029	3,285,001

Income taxes	(221,029)	(251,493)	(371,819)	(436,261)

Income before minority interests	2,335,575	1,575,999	3,535,210	2,848,740

Minority interests	(21,677)	(13,456)	(32,030)	(28,221)

Net income	2,313,898	1,562,543	3,503,180	2,820,519

Other comprehensive income
Foreign currency translation adjustment	857,977	360,125	2,078,882	560,524

Comprehensive income	3,171,875	1,922,668	5,582,062	3,381,043

Earnings per share-Basic	0.10	0.07	0.15	0.14
Earnings per share-Diluted	0.10	0.07	0.15	0.14

Weighted average number of shares – Basic	24,038,183	22,152,378	24,038,183	19,534,640
Weighted average number of shares – Diluted	24,157,176	22,286,047	24,157,176	19,601,843

China Gengsheng Minerals, Inc.

Consolidated Cash Flows Statement

(Amounts in U.S. Dollars)

	Six Months Ended June 30,
	2008	2007
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$3,503,180	$2,820,519
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation	461,200	270,589
Amortization of land use right	11,756	8,558
Deferred taxes	31,955	135,526
Minority interest	32,030	28,221
Changes in operating assets and liabilities:
Restricted cash	(1,313,100)	(4,993,835)
Trade receivables	(3,618,468)	(3,795,567)
Bills receivables	5,837,860	(1,220,351)
Other receivables and prepayments	(309,419)	(576,268)
Advances to staff	(620,593)	50,656
Inventories	(4,480,688)	(277,498)
Other payables and accrued expenses	2,002,916	(314,800)
Trade payables	321,073	590,804
Bills payables	2,626,200	4,993,835
Income tax payable	(212,682)	168,565
Net cash flows (used in) provided by operating activities	4,273,220	(2,111,046)

Cash flows from investing activities
Net cash paid to acquire Shunda ("Xinyu")	(875,294)	-
Payments for acquisition of property, plant and equipment	(2,537,497)	(1,025,543)
Net cash flows used in investing activities	(3,412,791)	(1,025,543)

Cash flows from financing activities
Proceeds from bank loans	-	3,242,750
Repayment to bank loans	(1,794,570)	(1,297,100)
Repayment of non-interest-bearing loans	(212,487)	(382,465)
Cash acquired from RTO	-	3,036
Share issue expenses paid	-	(266,797)
Proceeds from issuance of shares, net of direct share issue expenses of $1,504,310	-	8,495,690
Net cash flows (used in) provided by financing activities	(2,007,057)	9,795,114

Effect of foreign currency translation on cash and cash equivalents	114,224	83,227

Net increase in cash and cash equivalents	(1,032,404)	6,741,752
Cash and cash equivalents - beginning of period	1,964,390	426,099
Cash and cash equivalents - end of period	931,986	7,167,851

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	223,204	177,221
Income taxes	521,910	139,819
Non-cash financial activities:
Issuance of placement agent warrants	-	748,034